Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800

May 30, 2025

Immunic, Inc. 1200 Avenue of the Americas, Suite 200 New York, NY 10036

Re:	Immunic, Inc.--Registration Statement on Form S-3

Ladies and Gentlemen:

In our capacity as counsel to Immunic, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-3 (File No. 333-275717) (the “Registration Statement”), which Registration Statement the Company initially filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2023, and which the Commission declared effective on May 31, 2024, as supplemented by the prospectus supplement filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), dated May 28, 2025 (the “Prospectus Supplement”), under which (i) pre-funded warrants to purchase an aggregate of 86,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), with an exercise price of $0.0001 per share (“Pre-Funded Warrants”), (ii) 86,666,667 Series A Warrants of the Company (“Series A Warrants”), each exercisable for the purchase of one share of Common Stock, and (iii) 86,666,667 Series B Warrants of the Company (“Series B Warrants”), each exercisable for the purchase of one share of Common Stock, are being sold by the Company pursuant to the Underwriting Agreement, dated May 28, 2025, between the Company and the underwriters named therein. The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants are collectively referred to herein as the “Warrants.” The shares of Common Stock issuable on exercise of the Warrants are referred to as the “Warrant Shares,” and the Warrant Shares together with the Warrants are referred to as the “Securities.”

We are delivering this opinion to you at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following: (i) the Company’s amended and restated certificate of incorporation, (ii) the Company’s by-laws, as amended, (iii) the Registration Statement, including the prospectus contained therein (the “Base Prospectus”), (iv) the Prospectus Supplement (the Base Prospectus and the Prospectus Supplement are collectively referred to herein as the “Prospectus”), (v) corporate proceedings of the Company relating to the Securities and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

May 30, 2025 Page 2

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion that (i) the Warrants, when duly executed and delivered by the Company against payment therefor as described in the Registration Statement and the Prospectus, will be binding obligations of the Company, and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable..

The foregoing opinion is limited to the laws of the State of Delaware (excluding local laws) and the federal law of the United States of America.

We hereby consent to the use of our opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the Prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP